                                                                     EXHIBIT 12


                      ITT INDUSTRIES, INC. AND SUBSIDIARIES

            CALCULATION OF RATIOS OF EARNINGS TO TOTAL FIXED CHARGES
             AND CALCULATION OF EARNINGS TO TOTAL FIXED CHARGES AND
                         PREFERRED DIVIDEND REQUIREMENTS
                              (DOLLARS IN MILLIONS)


                                     SIX MONTHS ENDED
                                         JUNE 30,           YEARS ENDED DECEMBER 31,
                                     ---------------  ----------------------------------
                                       1996   1995    1995   1994   1993    1992    1991
                                       ----   ----    ----   ----   ----   ------   ----
Earnings:
Income from continuing operations....  $108   $ 91    $ 21   $202   $135   $  655   $ 231
Add (deduct):
  Adjustment for distributions in
    excess of (less than)
    undistributed equity earnings
    and losses a)....................     1     --       1     --     (2)     (31)   (146)
  Income taxes.......................    75     62      50    147     65      311      84
  Amortization of interest capitalized   --     --       2      1      4        3       2
                                       ----   ----    ----   ----   ----   ------    ----
                                        184    153      74    350    202      938     171
                                       ----   ----    ----   ----   ----   ------    ----
Fixed Charges:
  Interest and other financial
    charges..........................    83     80     175    114    153      180     125
  Interest factor attributable to
    rentals b).......................    15     11      29     22     24       25      25
                                       ----   ----    ----   ----   ----   ------    ----
                                         98     91     204    136    177      205     150
                                       ----   ----    ----   ----   ----   ------    ----
Earnings, as adjusted, from
  continuing operations..............  $282   $244    $278   $486   $379   $1,143   $ 321
                                       ====   ====    ====   ====   ====   ======    ====
Fixed Charges:
  Fixed charges above................    98   $ 91    $204   $136   $177   $  205   $ 150
  Interest capitalized...............    --      2       3      7      8       12      11
                                       ----   ----    ----   ----   ----   ------    ----
    Total fixed charges..............    98     93     207    143    185      217     161
Dividends on preferred stock
  (pre-income tax basis) c)..........    --     24      24     48     50       63      78
                                       ----   ----    ----   ----   ----   ------    ----
    Total fixed charges and preferred
      dividend requirements..........  $ 98   $117    $231   $191   $235   $  280   $ 239
                                       ====   ====    ====   ====   ====   ======    ====

Ratios:
  Earnings, as adjusted, from
    continuing operations to total
    fixed charges....................  2.88   2.62    1.34   3.40   2.05     5.27    1.99
                                       ====   ====    ====   ====   ====   ======    ====
  Earnings, as adjusted, from
    continuing operations to total
    fixed charges and preferred
    dividend requirements............  2.88   2.09    1.20   2.54   1.61     4.08    1.34
                                       ====   ====    ====   ====   ====   ======    ====

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Notes:

a) The adjustment for distributions in excess of (less than) undistributed equity earnings and losses represents the adjustment to income for distributions in excess of (less than) undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.

b) The interest factor attributable to rentals was computed by calculating the estimated present value of all long-term rental commitments and applying the approximate weighted average interest rate inherent in the lease obligations and adding thereto the interest element assumed in short-term cancelable and contingent rentals excluded from the commitment data but included in rental expense.

c) The dividends on preferred stock have been determined by adding to the total preferred dividends an allowance for income taxes, calculated on the effective income tax rate.